UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2004 (April 1, 2004)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083	62-0211340
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (615) 367-7000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER DATED 2-5-2004
EX-10.1 CREDIT AGREEMENT DATED APRIL 1, 2004
EX-10.2 FORM OF REVOLVING NOTE
EX-10.3 FORM OF TERM NOTE

Item 2. Acquisition or Disposition of Assets.

On April 1, 2004, Genesco Inc., a Tennessee corporation (the “Company”), consummated the acquisition of the business of Hat World Corporation, a specialty retailer of licensed and branded headwear (“Hat World”), in accordance with the terms of an Agreement and Plan of Merger dated as of February 5, 2004 (the “Agreement”) among the Company, HWC Merger Sub, Inc. and Hat World. Hat World operates 481 stores across the United States under the Hat World, Lids, Hat Zone and Cap Factory names. Hat World also operates e-commerce websites through www.hatworld.com, www.lids.com and www.capfactory.com. Pursuant to the acquisition, Hat World has become a wholly owned subsidiary of the Company.

Pursuant to the terms and conditions of the Agreement, the Company acquired Hat World for $177.4 million in cash, including adjustments for $11.1 million of net cash acquired and for working capital and certain tax benefits, subject to further post-closing adjustments. $6,000,000 of the purchase price is being held in escrow pursuant to the terms of a Working Capital Escrow Agreement and $15,000,000 of the purchase price is being held in escrow pursuant to the terms of an Indemnification Escrow Agreement. $1,000,000 of the Purchase Price was paid to a Stockholder Committee, as agent for the former stockholders and option holders of Hat World. The Company funded the acquisition and associated expenses with debt of $100 million and the balance from cash on hand. The consideration paid under the Agreement was determined through arm’s-length negotiation between the Company and Hat World.

In connection with the consummation of the acquisition, the Company entered into a new Credit Agreement with Bank of America, N.A. and certain other lenders, dated April 1, 2004 (the “Credit Agreement”). The Credit Agreement provides for a term loan facility of $100 million and a revolving credit facility of up to $75 million. The credit facilities mature on April 1, 2009. Interest and fees are determined according to a pricing grid providing margins over LIBOR and an alternate base rate. The applicable margins are determined by the Company’s leverage (debt to EBITDAR) ratio.

The credit facilities are guaranteed by each subsidiary of the Company whose assets exceed 5% of the consolidated assets of the Company and its subsidiaries or whose revenue or net income exceeds 10% of the consolidated net income of the Company and its subsidiaries. The credit facilities are secured by substantially all of the material assets of the Company and the guarantors.

The Credit Agreement requires the Company to maintain a consolidated tangible net worth in excess of a specified amount that is adjusted in accordance with the Company’s consolidated net income. The Credit Agreement also requires the Company to meet specified ratio requirements with respect to leverage (debt to EBITDAR) and fixed charge coverage, and restricts the making of capital expenditures. The Credit Agreement also contains negative covenants restricting, among other things, indebtedness, liens, investments (including acquisitions), fundamental changes and restricted payments.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

The Company has not included financial statements of the acquired business for the periods specified in Rule 3-05(b) of Regulation S-X or the pro forma financial information required pursuant to Article 11 of Regulation S-X. All such financial statements and pro forma financial information will be filed by the Company in an amendment to this Current Report on Form 8-K as promptly as practicable but in any event by June 15, 2004.

(c) Exhibits:

2.1	Agreement and Plan of Merger, dated as of February 5, 2004, by and among Genesco Inc., HWC Merger Sub, Inc. and Hat World Corporation. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

10.1	Credit Agreement, dated as of April 1, 2004, by and among Genesco Inc., as Borrower, certain Subsidiaries of the Borrower from time to time party thereto as Guarantors, Bank of America, N.A., as Administrative Agent and L/C Issuer and the other Lenders party thereto.

10.2	Form of Revolving Note.

10.3	Form of Term Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: April 9, 2004	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of February 5, 2004, by and among Genesco Inc., HWC Merger Sub, Inc. and Hat World Corporation. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

10.1	Credit Agreement, dated as of April 1, 2004, by and among Genesco Inc., as borrower, certain Subsidiaries of the Borrower from time to time party thereto as Guarantors, Bank of America, N.A., as Administrative Agent and L/C Issuer and the other Lenders party thereto.

10.2	Form of Revolving Note.

10.3	Form of Term Note.

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